SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 13, 2011

James River Coal Company
(Exact name of Registrant as Specified in its Charter)

Virginia	000-51129	54-1602012
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (804) 780-3000

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS.

On October 13, 2011, James River Coal Company (the “Company”) completed its offer to exchange $275,000,000 aggregate principal amount of newly issued 7.875% senior notes due 2019 (the “Exchange Notes”) for the same principal amount of its outstanding 7.875% senior notes due 2019, which exchange offer was required by the Registration Rights Agreement by and between the Company (as successor in interest to James River Escrow Inc.), Deutsche Bank Securities Inc. and UBS Securities LLC on March 29, 2011 at the time that the initial 7.875% senior notes were issued.  The exchange offer expired as scheduled at 5:00 p.m. New York City time on October 13, 2011, with $268,300,000 of the $275,000,000 in notes being tendered and accepted by exchange.

The Exchange Notes, and their related guarantees by certain Company subsidiaries, were registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-4, File No. 333-176516, which became effective on September 9, 2011.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
By:	/s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer
Date: October 14, 2011